UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): April 15, 2002
                                                  --------------



                                  PANACO, INC.
                          ----------------------------
             (Exact name of Registrant as specified in its Charter)



         Delaware                   000-26662                43-1593374
      --------------             ---------------          ----------------
(State or other jurisdiction (Commission File Number)      (IRS Employer
     of Incorporation)                                   Identification No.)

                1100 Louisiana, Suite 5100, Houston, Texas 77002
            --------------------------------------------------------
               (Address of principal executive offices)(zip code)


       Registrant's telephone number, including area code: (713) 970-3100
                                                           --------------













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Item 5.   Other Events

The Board of Directors of PANACO, Inc. (the "Company") increased the size of its Board from seven members to eight. The Board appointed Mr. Robert K. McMillan as a Class I Director effective April 15, 2002.

Since October 2000, Mr. McMillan has been the Chief Financial Officer of Icahn Associates Corp., a diversified investment firm. From 1991 to 2000 Mr. McMillan was with MasterCard International Incorporated. At MasterCard he held the position of Senior Vice President, managing internal consulting and business improvement activities, from 1998 to 2000, and Senior Vice President and General Auditor from 1991 to 1998, evaluating internal controls to manage global business and control risks. From 1977 through 1991 Mr. McMillan was with KPMG
LLP, most recently as a Partner, providing finance, accounting, audit and consulting services. Prior to 1977, Mr. McMillan held various professional positions in the banking and securities arena. Mr. McMillan holds a B.A. from Washington State University and earned his MBA from the University of Southern California Graduate School of Business Administration in 1978.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2002

                                  PANACO, Inc.
                                  (Registrant)


                                  By: /s/ Robert G. Wonish
                                     ----------------------------------------
                                     Mr. Robert G. Wonish
                                     President and Chief Operating Officer